Exhibit 5.1

August 30, 2012	+1 212 230 8800(t)
+1 212 230 8888(f)
wilmerhale.com

Achillion Pharmaceuticals, Inc.

300 George Street

New Haven, Connecticut 06511

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-172594) (the “Initial Registration Statement”) filed by Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of common stock, $0.001 par value per share (the “Common Stock”); preferred stock, $0.01 par value per share (“Preferred Stock”); and warrants to purchase Common Stock or Preferred Stock; all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000, as set forth in the Initial Registration Statement and the prospectus contained therein; (ii) the Registration Statement on Form S-3 (File No. 333-183650) (the “Additional Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) filed by the Company with the Commission under Rule 462(b) of the Securities Act for the registration of shares of Common Stock which may be issued from time to time at an initial offering price not to exceed an additional $6,972,800; and (iii) the prospectus supplement, dated August 30, 2012 (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statements of 6,367,853 shares of Common Stock (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to a subscription agreement, dated as of August 30, 2012 (the “Subscription Agreement”), among the Company, QVT Fund IV LP, QVT Fund V LP and Quintessence Fund L.P., the form of which will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined a signed copy of each of the Registration Statements and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Subscription Agreement, minutes of meetings of the stockholders and the Board of Directors, including committees thereof, of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007

Beijing  Berlin  Boston  Brussels  Frankfurt  London  Los Angeles  New York  Oxford  Palo Alto  Waltham  Washington

August 30, 2012

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Knute J. Salhus
Knute J. Salhus, Partner